Exhibit 10.1

COURIER CORPORATION
2005 STOCK EQUITY PLAN
FOR NON-EMPLOYEE DIRECTORS

1.                                       Adoption and Purpose of the Plan.

Effective November 3, 2004, the board of directors (the “Board of Directors”) of Courier Corporation (the “Company”) adopts this 2005 Stock Equity Plan for Non-employee Directors (the “Plan”). The Plan is intended to advance the interests of the Company by providing to each of the Directors of the Company who is not also an officer or an employee of the Company or a Subsidiary added incentive to continue in service of the Company, and a more direct interest in its future success, by granting to such Directors options (“Options,” and each individually an “Option”) to purchase shares of the Company’s Common Stock; par value $1.00 per share (the “Stock”), subject to the terms and conditions of the Plan as well as the right to receive Director Compensation in the form of shares of Stock or phantom stock units (“Stock Units”). The Options granted hereunder shall be options that are not qualified under Section 422 of the Internal Revenue Code.

2.                                       Definitions.

2.1.  “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Options, Stock grants and Stock Units.

2.2.  “Director Compensation” means the annual retainer fees paid to an individual for services rendered as a Director of the Company and as a Chairman of any committee of the Board of Directors, but shall not include the fees paid for attendance at meetings of the Board of Directors or any committee thereof.

2.3.  “Fair Market Value” of a share of Common Stock at any particular date shall be determined according to the following rules: (a) if the Common Stock is at the time listed on any stock exchange or Nasdaq system, then the fair market value shall be the closing price of the Common Stock on the date in question; or (b) if the Common Stock is not at the time listed on a stock exchange or Nasdaq system, the fair market value shall be determined in good faith by the Board of Directors, which may take into consideration (i) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board of Directors to have occurred at arm’s length between willing and knowledgeable investors, or (ii) an appraisal by an independent party, or (iii) any other method of valuation undertaken in good faith by the Board of Directors, or some or all of the above as the Board of Directors shall in its discretion elect.

2.4.  “Non-employee Director” means an individual who (a) is now or hereafter becomes a member of the Board of Directors by virtue of an election by the stockholders of the Company or election or appointment by the Board of Directors, and (b) is neither an employee nor an officer of the Company.

2.5.  “Participant” means a person to whom an Award has been granted under the Plan.

2.6.  “Stock Units” means phantom stock units which will be issued in shares of Stock, on a one-to-one basis, upon the end of the deferral period.

2.7.  “Subsidiary” means a corporation, partnership or other entity whose controlling stock or other ownership interest is owned directly or indirectly by the Company.

3.                                       Effectiveness.

The Plan will become effective as of the date of the annual stockholders’ meeting held in January 2005, subject to the conditions stated in the following sentence. The Plan and each Award

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granted or to be granted hereunder shall be of no force and effect unless and until the Plan is approved by the affirmative votes of the holders of a majority of the shares of Stock present or represented and entitled to vote at the January 2005 meeting of stockholders.

4.                                       Stock Subject to the Plan.

Subject to adjustment as provided in this Section 4, the total number of shares of Stock for which Awards may be granted shall not exceed 150,000 shares in the aggregate. Such shares will be authorized and unissued shares of Stock. In the event that any Awards granted under the Plan shall be surrendered to the Company or shall terminate, lapse or expire for any reason without having been exercised in full, the shares underlying such Awards shall be available again for issuance pursuant to the Plan.

In the event that the outstanding shares of the Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares, or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in stock, corresponding adjustments (as determined by the Board of Directors in its sole discretion to be appropriate) shall be made in the number and kind of shares underlying outstanding Options or Stock Units as well as the number of shares for which future Options may be granted. Such adjustments in outstanding Options shall be made without a change in the aggregate total option price of Options then outstanding and unexercised, but with a corresponding adjustment in the option price per share.

5.                                       Administration of the Plan.

The Plan shall be administered by the Board of Directors. The Board of Directors shall appoint a person (the “Plan Administrator”) to keep records of all Elections (as defined herein).

The Board of Directors shall have no authority, discretion or power to select the participants who will receive Awards, to set the number of shares to be covered by each Award, or to set the exercise price or the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Sections 7(b) and 9. Subject to the foregoing limitations, the Board of Directors may (a) construe the respective Award agreements and the Plan and make all other determinations necessary or advisable for administering the Plan, (b) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry it into effect and (c) constitute and appoint a person or persons selected by it to execute and deliver in the name and on behalf of the Company all such agreements, instruments and other documents.

6.                                       Eligibility and Election.

(a)   Election. Each Non-employee Director may make an election (an “Election”), in accordance with the terms of this Section 6, either (i) to receive Stock Units in lieu of fifty percent (50%) or one hundred percent (100%) of all Director Compensation to be paid to such Director, or (ii) to receive shares of Stock in lieu of fifty percent (50%) or one hundred percent (100%) of all Director Compensation to be paid to such Director. If no Election is made, the Director Compensation shall be paid in cash. If an Election is made, the annual Director Compensation shall be converted to Stock Units or shares of Stock based on the Fair Market Value of the Stock on the date of each annual meeting of stockholders, beginning with the 2005 annual meeting of stockholders. Elections shall be made in writing and delivered to the Plan Administrator no later than December 31 of the year immediately prior to the date of the annual meeting of stockholders. In the event an individual becomes elected or appointed a Non-employee Director on a date other than on the date of the annual meeting of stockholders, he may make his Election within 30 days of his initial election or appointment. Any conversion of Director Compensation to

Stock Units or shares of Stock shall be based on the Fair Market Value of the Stock on the date such individual is elected or appointed a Non-employee Director.

The amount of each quarterly cash payment of the Director Compensation of a Non-employee Director shall be reduced pro rata to reflect his election to receive Stock Units or shares of Stock in lieu of the Director Compensation payable in cash.

(b)   Stock Units. Stock Units shall be converted to shares of Stock on a one-to-one basis and shall be issued to a Non-employee Director 30 days after he ceases to serve as a Director of the Company. During the deferral period and prior to actual issuance of Stock, a holder of Stock Units shall have no rights as a stockholder of the Company other than the right to receive cash compensation from time to time in an amount equivalent to the dividends that would have been paid with respect to the Stock Units if such Stock Units were actually shares of outstanding Stock.

Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

7.                                       Grant of Options.

Only Non-employee Directors may be granted Options under the Plan. Each Option granted under the Plan shall be evidenced by a written stock option agreement, entered into by the Company and the Participant, which shall conform to the following terms and conditions and such other terms and conditions not inconsistent with the Plan as the Board of Directors considers appropriate in each case:

(a)   2005 Option Grant. Each Non-employee Director who is serving as a Director of the Company immediately after the 2005 annual meeting of stockholders shall automatically be granted on the day of such annual meeting an Option to purchase 3,000 shares of Stock.

(b)   Annual Option Grant. Each Non-employee Director who is serving as a Director of the Company immediately after each annual meeting of stockholders, beginning with the 2006 annual meeting, shall automatically be granted on the day of such annual meeting, an Option to purchase a fixed number of shares of Stock (but not in excess of 4,000 shares) to be determined in advance by the Board of Directors. In the event an individual becomes elected or appointed a Non-employee Director on a date other than on the date of an annual meeting of stockholders, he shall automatically be granted on the date he becomes a Non-employee Director an Option to purchase a number of shares of Stock equal to the number of shares underlying the Option granted to each Director at the last annual meeting of stockholders multiplied by a fraction, the numerator of which shall be the number of days from the date he becomes a Non-employee Director through the date of the next annual meeting of stockholders, and the denominator of which shall be 365.

(c)   Exercisability. Each Option granted under the Plan shall be immediately exercisable.

(d)   Option Price. The price per share payable upon exercise of an Option shall be the Fair Market Value on the grant date of the shares covered by the Option.

(e)   Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Secretary, Assistant Secretary or Chief Financial Officer of the Company stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company. There shall be no such exercise at any one time as to fewer than two hundred (200) shares or, if fewer, all of the remaining shares as to which the Option may then be exercised.

Alternatively, payment of the exercise price may be made, in whole or in part, by the delivery (or attestation to the ownership) of shares of Stock owned by the Participant for at least six months or purchased by the Participant on the open market. If payment is made in whole or in part in shares of Stock, then the Participant shall deliver to the Company certificates registered in his name representing a number of shares of Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. In the event a Participant chooses to pay the exercise price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Participant upon the exercise of the Option shall be net of the shares attested to. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Participant shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

Options may be exercised by means of a “cashless exercise” procedure in which a broker (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the Participant’s notice of exercise and the Company’s confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Participant; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker’s receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price. The Participant’s written notice of exercise of an Option pursuant to a “cashless exercise” procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Plan Administrator shall reasonably require.

At the time specified in a Participant’s notice of exercise, which shall not be earlier than the fifteenth (15th) day after the date of the notice except as may be mutually agreed, the Company shall, without issue or transfer tax to the Participant, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. The Company may also deliver the shares to the Participants electronically. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

(f)    Nontransferability of Options. No Option shall be encumbered, assigned, or otherwise transferred, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of a Participant only by him. Notwithstanding the foregoing, a Participant may transfer, without consideration for the transfer, his Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(g)   Duration of Options. The period within which an Option may be exercised (the “Option Period”) shall expire five (5) years from its Grant Date, but shall be subject to earlier termination:

(i)                                     If the Directorship of the Participant is terminated within the Option Period on account of his fraud, dishonesty or other acts detrimental to the interests of the Company or any Subsidiary, the Option shall automatically terminate as of the date of such termination;

(ii)                                  If the Participant dies during the Option Period and while a Director (or during the additional three-month period provided by paragraph (iii)), the Option may be exercised, to the extent that the Participant was entitled to exercise it at the date of his death, within one year after his death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of the Participant, or by the person or persons who have acquired the Option directly from the Participant by bequest or inheritance; or

(iii)                               If the Directorship of a Participant is terminated within the Option Period for any reason other than the circumstances specified in paragraphs (i) and (ii), the Option may be exercised, to the extent the Participant was able to do so at the date of termination of his Directorship, within three months after such termination (if otherwise within the Option Period), but not thereafter.

(h)   Effect of Option. The grant of an Option shall not entitle the Participant to have or claim any rights of a stockholder of the Company, whether as to dividends, voting rights or otherwise. Neither the grant of an Option nor the making of any stock option agreement under the Plan shall confirm upon the Participant any right with respect to continuation of his Directorship, nor shall it affect or restrict the right of the Company or any assuming or succeeding company to terminate his Directorship at any time.

8.                                       Purchase for Investment.

Unless the shares to be issued upon exercise of an Option or grant of an Award have been effectively registered under the Securities Act of 1933, as amended, the Company shall be under no obligation to issue any shares covered by any Option or Award unless the person who exercises the Option or receives the Award gives a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company, and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, as amended, or any other applicable law, and that if shares are issued without such registration a legend to this effect shall be endorsed upon the securities so issued.

9.                                       Duration, Amendment and Termination of Plan.

Awards may be granted under the Plan from time to time until the close of business on January 19, 2015. The Board of Directors may at any time amend the Plan, provided, however, that without approval of the Company’s stockholders there shall be no: (a) increase in the total number of shares of Stock reserved for issuance under the Plan, except by operation of the provisions of Section 4; (b) change in the class of individuals eligible to receive Awards; (c) reduction in the exercise price of any Option; (d) extension of the latest date upon which any Option may be exercised; (e) material increase of the obligations of the Company or rights of any Participant under the Plan or any Award granted pursuant to the Plan; (f) expansion of the types of Awards available under the Plan; (g) material change in the method of determining fair market value; or (h) material extension of the term of the Plan. No amendment shall adversely affect outstanding Awards without the consent of the Participant. The Plan may be terminated at any time by action of the Board of Directors, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.

10.                                 Merger, Consolidation or Sale of the Entire Business of the Company.

If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then, except as otherwise specifically provided to the contrary in a Participant’s Stock Option

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Agreement, the Board of Directors, in its discretion, shall amend the terms of all outstanding Options so that either:

(a)   after the effective date of such merger, consolidation or sale, as the case may be, each Participant shall be entitled, upon exercise of an Option, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation or sale if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised, or shall be entitled to receive from the successor entity a new stock option of comparable value, or

(b)   all outstanding Options shall be canceled as of the effective date of any such merger, consolidation, liquidation or sale, provided that each Participant shall have the right to exercise his Option according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation or sale.

After the effective date of such merger, consolidation or sale, as the case may be, all Stock Units shall be converted to Stock Units of the successor entity with comparable value, unless such Stock Units are distributed to the Participants in the form of shares of Stock immediately preceding the effective date of such merger, consolidation or sale.